Exhibit 10.26

AMENDMENT TO COMMON STOCK PURCHASE WARRANT

THIS AMENDMENT TO COMMON STOCK PURCHASE WARRANT (hereinafter the “Amendment”) is this ________ day of September, 2010 entered into by and is between US Natural Gas Corp., (hereinafter “the Company”), which is a for-profit corporation that is organized and that exists under the Laws of the State of Florida, and which has its principal place of business located and situated in St. Petersburg, Florida, and ARRG, Corp., (hereinafter “the Holder”), which is a corporation that is organized and that exists under the Laws of the State of New York, and which has its principal place of business located and situated in New York.

RECITALS

WHEREAS, the Holder is the holder and owner of Common Stock Purchase Warrants (hereinafter the “Underlying Warrant”) issued by the Company giving the Holder the right and opportunity to purchase at least Five Hundred Thousand (500,000) shares of Common Stock of the Company upon the terms and conditions set out therein. The Underlying Warrants which are to be amended include all warrants issued by the Company in August 2010 to the Holder.  A specimen of the Underlying Warrants is appended hereto as Exhibit “A” and is incorporated herein by this express reference thereto.

WHEREAS, the Company and the Holder of these Underlying Warrants desire to amend the Underlying Warrants to change the exercise price of the Underlying Warrants.

WHEREAS, the Company and the Holder of these Underlying Warrants desire to amend the Underlying Warrants to change the amount of shares into which the Underlying Warrants are convertible.

WITNESSETH

WHEREFORE, the Company and the Holder agree, covenant, contract and agree as set out hereinafter.

1.
AMENDMENT OF EXERCISE PRICE OF UNDERLYING WARRANT.  The Company and Holder hereof now restate and amend the “Exercise Price” of Five Cents  ($0.05) per share contained in the Underlying Warrant to Two and One-Half Cents ($0.025) per share.

2.
EXERCISE OF THE UNDERLYING WARRANT IN CASH.  Upon the sooner of February 6, 2011 or the effective registration of the Underlying Warrants, the Holder shall be able to exercise the Underlying Warrants, as amended herein, for the purchase of no more than Four Point Nine Nine Percent (4.99%) of the issued and outstanding common shares of the Company. If the Holder already owns shares, then the aggregate of the shares already owned and the shares to be purchased through the Warrant shall not exceed Four Point Nine Nine Percent (4.99%) Except as amended herein, Holder shall comply with the procedures for exercise of the Underlying Warrants as set out in Paragraph 2 Procedure for Exercise of the Underlying Warrants. Upon the complete exercise of the Underlying Warrants as required herein, the Underlying Warrants shall be extinguished and cancelled.

3.
OTHER TERMS REMAIN.  Except as otherwise expressly altered or amended by this Amendment and except to the extent necessary to effectuate fully this Amendment, all of the other terms, conditions, provisions and parts of the Underlying Agreement remain in full force and effect and are not otherwise altered or amended.

4.
NO PARTNERSHIP, NO JOINT VENTURE.  It is expressly agreed and understood that a partnership between Company and Holder is not created under this Amendment or between or among Holder and Company’s owners, members, shareholders, officers, directors, or employees.  It further agreed and understood that a joint venture is not entered into or created by this Amendment.

5.
NO AGENCY.  Holder shall have no authority to transact business, enter into agreements, or otherwise make commitments on behalf of Company.  Holder is not the agent of Company and possesses neither actual nor apparent authority to contract for, bind or commit Company.

6.
NO AMENDMENTS.  This Amendment may only be modified, changed, altered, amended, or revised upon the joint agreement of Company and Holder in writing, and in the absence of a writing executed by both Company and Holder no such modification, change, alteration, amendment or revision of this Amendment will have occurred.

7.
NO WAIVERS.  No provision of this Amendment may be waived by either Company or Holder and the failure of either Company or Holder to insist upon or require compliance with any the terms hereof shall not result in any waiver of any such provision or the terms hereof and shall not prohibit or prevent the enforcement of such provision or the specific terms hereof at a future date or time.  No delay or failure by either party to exercise any rights hereunder or to enforce any obligation hereunder, and no partial or single exercise of any such right or partial insistence upon the performance of any such obligation, shall constitute a waiver of that or any other right or obligation.  In addition, no term of this Amendment may be modified, cancelled, altered or amended by waiver, delay, failure to act, action or conduct, and any alleged modification, cancellation, alteration, or amendment must be in writing and signed by both parties hereto in order to be valid or enforceable.

8.
FINAL AGREEMENT.  Company and Holder acknowledge and agree that no representation or statement and no understanding or agreement other than the specific terms hereof has been made, or exists, and that, in entering into this Amendment, neither Company, nor Holder, have relied upon anything done or said or any presumption of fact or law other than the specific terms hereof and the terms of the Underlying Warrant.  This Amendment and the Underlying Warrant are the full, final, and complete agreement between Company and Holder pertaining to the subject matter set out herein.  All prior negotiations, discussions, and proposals are contained and merged in this Amendment and Underlying Warrant.  It is expressly agreed that this Amendment and the Underlying Warrant are the entire agreement between the parties, and that there are, and were, no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to the subject matter of this Amendment or the Underlying Warrant that are not otherwise and fully incorporated into this Amendment or Underlying Warrant, and that there are, and were, no other written representations, warranties, understandings, stipulations, agreements or provisions between Company and Holder that are not otherwise and fully incorporated included in this Amendment or Underlying Warrant.  All exhibits/riders to this Amendment and Underlying Warrant, if any, are attached thereto and incorporated therein by this reference.  This Amendment and Underlying Warrant are the full and final contract, agreement and covenant between Holder and Company, and all prior or contemporaneous discussions, writings or agreements between them are contained and merged herein.

9.
SEVERABILITY.  If any provision of this Amendment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.  Each and every section, paragraph, provision or sentence of this Amendment is deemed to be and is severable in the event that any part or provision of this Amendment is deemed unenforceable.  In such event, the remainder of this Amendment shall remain enforceable.  Each covenant and agreement, and any breach of any such covenant or agreement by one of the parties hereto, shall not discharge or relieve the other party hereunder from the obligation to otherwise perform each and every covenant and agreement of this Amendment.

10.	HEADINGS. The headings contained in this Amendment are for the convenience of Company and Holder and shall not be utilized to construe the meaning of any of the terms or provisions hereof.

11.
GOVERNING LAW.  This Amendment is made in accordance with the Laws of the State of New York.  This Amendment shall be interpreted in accordance with the Laws of the State of New York.  This Amendment was executed in the State of New York, and will be interpreted under the Jurisprudence and Laws of the State New York, and including, in the event that any dispute or disagreement arises as to the validity, meaning, scope, extent or purpose of or the remedies or damages available under this Amendment, such dispute or disagreement shall be decided under the Jurisprudence and Laws of the State of New York.

12.
ACTIONS NECESSARY TO COMPLETE THIS TRANSACTION.  Company and Holder agree that they will execute and deliver any and all other such documents or instruments and take any action necessary in order to effectuate the transactions contemplated by this Amendment.

13.
ATTORNEYS’ FEES AND COSTS.  Company and Holder agree that, in the event that either of them resorts to litigation or arbitration to enforce the terms of this Amendment, the prevailing party in such arbitration or litigation as determined by the adjudicating tribunal or arbitrator or arbitrators shall be entitled to recover reasonable attorneys’ fees and litigation expenses from the other party.

14.
DISPUTE RESOLUTION.  Company and Holder agree that, in the event that any dispute, disagreement, contest or claim with respect to the scope, meaning, interpretation, performance, lack of performance, breach, or enforcement of or remedies or damages available this Amendment or the Underlying Warrant arises between them, or in the event that any dispute, disagreement, contest, or claim with respect to the Company products or otherwise arises between them, such dispute, disagreement, contest or claim will be resolved through binding arbitration.  The Commercial Rules promulgated by the American Arbitration Association at the time of the dispute, disagreement, contest or claim arises, and any expedited procedures thereunder, will govern the arbitration, except that one single arbitrator, who may or may not be sanctioned by the American Arbitration Association, shall preside at the arbitration, which such arbitrator will be satisfactory and acceptable to both Company and Holder, and such arbitration proceeding will be conducted in New York, New York.  In the event that the parties cannot agree upon an arbitrator, either or both may file an action in the Supreme Court of New York County, New York State to compel arbitration and to have the Supreme Court appoint such arbitrator.  In the event that this arbitration clause is unenforceable or unable to be effectuated for any reason, Company and Holder agree that any dispute, disagreement, contest or claim between them resulting in litigation shall be litigated in the Supreme Court of New York County, in the State of New York, and the Supreme Court of New York County shall have sole and exclusive jurisdiction of any such dispute, and both Company and Holder hereby submit to the personal jurisdiction of the Supreme Court of New York County, in the State of New York.

(SIGNATURE PAGE TO FOLLOW)

US NATURAL GAS CORP.	ARRG CORP.

SEAL

By:	By:
Name: Wayne Anderson	Name: Edward Spiegel
Title: President	Title: President

ATTEST:	ATTEST:
Name:	Name:
Title:	Title:

3